As filed with the Securities and Exchange Commission on October 5, 1999

                                                 Registration No. 333-78103
___________________________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                           _______________________

                        POST EFFECTIVE AMENDMENT NO. 1

                                     to

                                   FORM S-4

                            REGISTRATION STATEMENT

                                    Under
                          THE SECURITIES ACT OF 1933
                           _______________________

                          JACKPOT ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)


        Nevada                          7990                 88-0169922
(State or other jurisdiction
of incorporation or organization) (Primary Standard          (I.R.S.
                                   Industrial Classification  Employer
                                   Code Number)               Identification
                                                              No.)

                           1110 Palms Airport Drive
                           Las Vegas, Nevada 89119
                                (702) 263-5555
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           _______________________

                               Don R. Kornstein
                    President and Chief Executive Officer
                           Jackpot Enterprises Inc.
                           1110 Palms Airport Drive
                              Las Vegas, Nevada
                                (702) 263-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _______________________

                       Copies of all communications to:

                             Alan I. Annex, Esq.
                         Camhy Karlinsky & Stein LLP
                                1740 Broadway
                           New York, New York 10019
                                (212) 977-6600

                        DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (No. 333-78103) declared effective on July 22, 1999 on which the Registrant registered an aggregate of 9,305,501 shares of its Common Stock, which represented the maximum number of shares issuable by the Registrant in connection with the proposed merger of Players International, Inc. ("Players") with and into a wholly-owned subsidiary of the Registrant (the "Subsidiary") pursuant to an Agreement and Plan of Merger dated as of February 8, 1999 by and among the Registrant, the Subsidiary and Players (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Players terminated the Merger Agreement effective August 19, 1999 prior to the consummation of the proposed transaction. Accordingly, none of the shares of the Registrant's Common Stock that were registered in connection with the proposed transaction will be issued, and all 9,305, 501 shares are to be deregistered upon the filing of this Post-Effective Amendment No. 1.

                                 Signatures

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 5, 1999.

                              JACKPOT ENTERPRISES, INC.


                              By:  /s/ Don R. Kornstein
                                   _____________________________________
                                   Don R. Kornstein
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                Date

/s/ Don R. Kornstein     President, Chief Executive      October 5, 1999
_______________________  Officer and Director
Don R. Kornstein         (Principal Executive Officer)

/s/ Bob Torkar           Senior Vice President - Finance, October 5, 1999
_______________________  Treasurer and Chief Accounting
Bob Torkar               Officer (Principal Financial
                         and Accounting Officer)

       *                 Chairman of the Board            October 5, 1999
_______________________
Allan R. Tessler

       *                 Director                         October 5, 1999
_______________________
David R. Markin

       *                 Director                         October 5, 1999
_______________________
Robert L. McDonald, Sr.


*By /s/ Don R. Kornstein
    ____________________
    Don R. Kornstein
    Attorney-in-fact